DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                  COUNSELLORS AT LAW
           500 WOODWARD AVENUE, SUITE 4000
               DETROIT, MICHIGAN 48226-3425           BLOOMFIELD HILLS, MICHIGAN
                TELEPHONE (313) 223-3500                       LANSING, MICHIGAN
                FACSIMILE (313) 223-3598                  GRAND RAPIDS, MICHIGAN
                                                                WASHINGTON, D.C.
                                                               CHICAGO, ILLINOIS
            http://www.dickinson-wright.com




                                January 26, 1998




Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Michigan Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Michigan Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                               Very truly yours,

                               /s/ DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                               -------------------------------------------------
                               Dickinson, Wright, Moon, Van Dusen & Freeman



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